PLAN AND AGREEMENT OF MERGER

OF

OUTDOOR SPECIALTY PRODUCTS, INC.

(A UTAH CORPORATION)

INTO

OUTDOOR SPECIALTY PRODUCTS, INC.

(A NEVADA CORPORATION)

Plan and Agreement of Merger (hereinafter called “Merger Agreement”) dated this 24th day of February 2021, by and between Outdoor Specialty Products, Inc., a corporation organized and existing under the laws of the state of Utah (hereinafter sometimes referred to as “OSPI (UT)”) and Outdoor Specialty Products, Inc., a corporation organized and existing under the laws of the state of Nevada (hereinafter sometimes referred to as “OSPI (NV)”). These two parties are herein sometimes referred to collectively as the “merging corporations.”

RECITALS:

WHEREAS, OSPI (NV) is the wholly owned subsidiary of OSPI (UT);

WHEREAS, OSPI (UT) wishes to change the state of its domicile by merging into OSPI (NV); and

WHEREAS, Section 92A.190 of the Nevada Revised Statutes and Section 16-10a-1104 of the Utah Revised Business Corporation Act each authorize the merger of OSPI (UT) and OSPI (NV);

NOW, THEREFORE, the merging corporations have agreed, and do hereby agree, each with the other in consideration of the premises and the mutual agreements, provisions, covenants and grants herein contained and in accordance with the laws of the State of Nevada, and in accordance with the laws of the State of Utah ah, that OSPI (UT) and OSPI (NV) be merged into a single corporation and that OSPI (NV) shall be the continuing and surviving corporation and do hereby agree upon and prescribe that the terms and conditions of the merger hereby agreed upon and the mode of carrying the same into effect and the manner of converting the presently outstanding shares of each of the merging corporations into the shares of OSPI (NV) are and shall be hereinafter set forth:

Article I

Manner of Conversion of Shares

The manner and basis of converting the shares of OSPI (UT) into shares of OSPI (NV) are as follows: at the effective time of the merger, each share of common stock of OSPI (UT) shall thereupon be converted into one share of OSPI (NV). Each holder of outstanding common stock of OSPI (UT) upon surrender to OSPI (NV) of one or more certificates or notice of book entry for such shares for cancellation shall be entitled to receive one or more certificates or a book entry for the number of shares of common stock of OSPI (NV) represented by the certificates or book entry of OSPI (UT) so surrendered for cancellation by such holder. Until so surrendered, each such certificate or book entry representing outstanding shares of common stock of OSPI (UT) shall represent the ownership of a like number of shares of OSPI (NV) for all corporate and legal purposes.

As of the effective time of the merger, all of the outstanding shares of common stock of OSPI (NV) which shares are held by OSPI (UT), shall be redeemed by OSPI (NV) for the sum of $1.00 and such redeemed shares shall be cancelled and returned to the status of authorized and unissued shares. None of such redeemed shares shall be retained by OSPI (NV) as treasury shares and such shares shall be reissued in accordance with paragraph 1 of this Article I.

Article II

Effective Time

The effective time of the merger shall be upon the filing of the Merger Agreement (or a certificate in lieu thereof) in accordance with Nevada Revised Statutes and the Utah Revised Business Corporation Act. Prior to said date, this Merger Agreement shall (i) have been submitted to and approved by the board of directors of each of the merging corporations; (ii) have been approved by the stockholders of each of the merging corporations in accordance with law.

Article III

Effect of Merger

When the merger shall have been effected, the following shall occur:

(a)The merging corporations shall be a single corporation known as OSPI, a Nevada corporation.

(b)The separate existence of OSPI (UT) shall cease.

(c)OSPI (NV) shall have all rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the Nevada Statutes.

(d)OSPI (NV) shall thereupon and thereafter possess all the rights, privileges, immunities and franchises of a public as well as of a private nature of each of the merging corporations and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of and belonging to or due to each of the merging corporations shall be taken and deemed to be transferred to and vested in OSPI (NV) without further act or deed, and the title to any real estate or any interest therein vested in either of the merging corporations shall not revert or be in any way impaired by reason of the merger.

(e)OSPI (NV) shall thenceforth be responsible and liable for all the liabilities and obligations of each of the merging corporations and any claim existing or action or proceeding pending by or against either of the merging corporations may be prosecuted to judgment as if such merger had not taken place, or OSPI (NV) may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either of the merging corporations shall be impaired by reason of the merger.

(f)After the effective time of the merger, the earned surplus of OSPI (NV) shall equal the aggregate of the earned surpluses of the merging corporations immediately prior to the effective time of the merger. The earned surplus determined as above provided shall continue to be available for payment of dividends by OSPI (NV).

(g)The certificate of incorporation of OSPI (NV) as in effect on the date of the merger, except as provided for in this Merger Agreement, shall continue in full force and effect as the certificate of incorporation of the corporation surviving this merger.

(h)The bylaws of OSPI (NV) as they shall exist on the effective date of this Merger Agreement shall be and remain the bylaws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

(i)The directors and officers of OSPI (NV) shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

Article IV

Service of Process; Rights of Dissenting Shareholders

OSPI (NV) hereby agrees that it may be served with process in the State of Utah in any proceeding for enforcement of any obligation of OSPI (UT), and in any proceeding for the enforcement of the rights of a dissenting shareholder of OSPI (UT). OSPI (NV) irrevocably appoints the director of the Utah Division of Corporations and Commercial Code as its agent to accept service of process in any such proceeding. The address to which a copy of the process may be mailed is 3842 Quail Hollow Drive, Salt Lake City, UT 84109. OSPI (NV) will promptly pay to the dissenting shareholders of OSPI (UT) the amount, if any, to which they shall be entitled under the provisions of the Utah Revised Business Corporation Act with respect to the rights of dissenting shareholders.

Article V

Termination

If, at any time prior to the effective date hereof, events or circumstances occur which in the opinion of a majority of the board of directors of either constituent corporation renders it inadvisable to consummate the merger, this Merger Agreement shall not become effective even though previously adopted by the shareholders of the corporation as herein before provided. The filing of the merger documents shall conclusively establish that no action to terminate this plan has been taken by the board of directors of either corporation.

Article VI

Amendment

The boards of directors of the constituent corporations may amend this Merger Agreement at any time prior to the filing of the Merger Agreement (or a certificate in lieu thereof) with the States of Utah and Nevada provided that an amendment made subsequent to the adoption of the Merger Agreement by the stockholders of any constituent corporation shall not (i) alter or change the amount of any kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, except to correct manifest error as may be permitted by law; (ii) alter or change any term of the Certificate or Articles of Incorporation of the surviving corporation to be effected by the merger; or (iii) alter or change any of the other terms and conditions of the Merger Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

IN WITNESS WHEREOF, Outdoor Specialty Products, Inc., a Nevada corporation, has caused this Plan and Agreement of Merger to be signed by its president and its secretary in accordance with the requirements of Nevada Revised Statutes, and Outdoor Specialty Products, Inc., a Utah corporation, has caused this Plan and Agreement of Merger to be signed by its president and its secretary in accordance with the requirements of Section 16-10a-1104 of the Utah Revised Business Corporation Act all as of the day and year first above written.

Outdoor Specialty Products, Inc.
A Utah Corporation

By:	/s/ Kirk Blosch
Kirk Blosch, President

Outdoor Specialty Products, Inc.
A Nevada Corporation

By:	/s/ Kirk Blosch
Kirk Blosch, President